UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Oblong, Inc.
(Exact name of registrant as specified in its charter)

Delaware	77-0312442
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25587 Conifer Road, Suite 105-231 Conifer, Colorado	80433
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: ______________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

  Item 1. Description of Registrant’s Securities to Be Registered.

A description of the common stock, par value $0.0001 per share, of Oblong, Inc., a Delaware corporation (the “Company”), to be registered hereunder is set forth under the caption “Description of our Capital Stock” in the prospectus that constitutes a part of the Company’s Registration Statement on Form S-3 (Registration No. 333-252145) (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission on January 15, 2021, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with such Registration Statement. Such Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act that includes such description, are incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed herewith because no other securities of the Company are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 11, 2021	OBLONG, INC.

	By:	/s/ Peter Holst
	Name:	Peter Holst
	Title:	President & CEO